EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, SUITE 4800

SEATTLE, WA 98101-3099

PHONE: 206 359-8000

FAX: 206 359-9000

www.perkinscoie.com

October 18, 2005

Shurgard Storage Centers, Inc.

1155 Valley Street, Suite 400

Seattle, Washington 98109

Re:	Registration Statement on Form S-8 of Shares of Class A Common Stock,
par value $0.001 per share, of Shurgard Storage Centers, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 3,500,000 shares of Class A Common Stock, par value $0.001 per share, which may be issued pursuant to the Shurgard Storage Centers, Inc. 2004 Long-Term Incentive Plan (the “Plan”).

We have examined the Registration Statement and such documents and records of Shurgard Storage Centers, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Shurgard Storage Centers, Inc. of any certificates representing the shares, the registration by its registrar of such shares and the sale thereof by Shurgard Storage Centers, Inc. in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/    PERKINS COIE LLP